UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 3, 2008

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On December 3, 2008 our Compensation and Management Development Committee of the Board of Directors granted stock options to its senior management in the amount of 102,647 shares, pursuant to and under the terms of the Met-Pro Corporation 2005 Equity Incentive Plan (the “Plan”).   These options are intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 as amended.   The Committee also granted stock options to its senior management and non-employee directors in the amount of 103,953 shares.  These options are non-statutory under the Plan and not intended to be an incentive stock option under Section 422.  All of the options have an exercise price of $11.345 per share, the fair market value of the Company’s common stock on the date of grant.  The options are exercisable in three annual installments commencing on December 3, 2009.  The options expire ten years from the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  January 11, 2010
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
(10)(an)	Standard Form for the Non-Employee Director Stock Option Agreement dated December 3, 2008

(10)(ao)	Standard Form for the Incentive Stock Option Agreement dated December 3, 2008

(10)(ap)	Standard Form for the Employee Non-Qualified Stock Option Agreement dated December 3, 2008